Exhibit 32

Certification of Principal Executive and Financial Officer, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of On Time Filings, Inc. a Nevada corporation (the “Company”) on Form 10-Q for the period ending September 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Suzanne Fischer, Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of her knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to On Time Filings, Inc., and will be retained by On Time Filings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Suzanne Fischer
Suzanne Fischer Chief Executive Officer
Chief Financial Officer
Date: November 10, 2010

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